Exhibit 99.1

Aethlon Medical Announces Third Quarter Financial Results and Provides Corporate Update

SAN DIEGO, CA, February 10, 2020 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical device technology company focused on developing products to diagnose and treat life and organ threatening diseases, today reported financial results for its third quarter ended December 31, 2019 and provided an update on recent developments.

Company Updates

Aethlon Medical, Inc. (Company or Aethlon) is continuing the development of its proprietary Hemopurifier, which is a first in class therapeutic device designed for the single use depletion of cancer-promoting exosomes and circulating viruses. The Hemopurifier has previously been designated a Breakthrough Device by the FDA for the treatment of glycosylated viruses, including Ebola and other hemorrhagic fever viruses, and in late 2018 was additionally designated as a Breakthrough Device “…for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease….”.

Aethlon is currently preparing for the initiation of clinical trials in patients with advanced and metastatic cancers. The Company is initially focused on the treatment of solid tumors, including head and neck cancer, gastrointestinal cancers and other cancers. In September 2019, the Company filed an Investigational Device Exemption (IDE) application to support an initial Early Feasibility Study (EFS) in patients with advanced and/or metastatic head and neck cancer, which was approved by FDA on October 4, 2019. The Company is currently preparing to initiate a 10 to 12 subject EFS in patients with advanced and/or metastatic head and neck cancer. The EFS will be performed at a major academic research center to investigate the combination of the Hemopurifier with standard of care pembrolizumab (Keytruda®).

Through the Company’s majority owned subsidiary, Exosome Sciences, Inc., a collaboration was recently initiated with Hoag Hospital Systems of Newport Beach, California to identify exosomal liquid biopsy markers in patients with, and at risk for, pancreas and other cancers. In addition, on September 12, 2019, Aethlon was awarded a $1.86 million Phase II contract from the National Cancer Institute (NCI) under the Small Business Innovative Research (SBIR) program to develop a benchtop instrument to isolate and characterize exosomes in cancer. This award followed on the successful completion of a Phase I program that was completed in June 2018.

Financial Results for Third Quarter Ended December 31, 2019

The Company recorded government contract revenue of $413,458 in the three months ended December 31, 2019.  This revenue resulted from work performed under Phase 2 Melanoma Cancer Contract with the National Institutes of Health, or NIH. The Company did not record any government contract revenue in the three months ended December 31, 2018.

The Company’s consolidated operating expenses for the three months ended December 31, 2019 were approximately $1.29 million, in comparison with $1.96 million for the three months ended December 31, 2018. This decrease of approximately $670,000, or 34%, in 2019 was due to a decrease in payroll and related expenses of approximately $755,000, which was partially offset by increases in professional fees of approximately $23,000 and in general and administrative expenses of approximately $58,000.

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The $755,000 decrease in payroll and related expenses was due to the combination of a $513,000 reduction in our cash-based compensation expense and a $242,000 decrease in stock-based compensation. The reduction in cash-based compensation expense was due to recording a $506,000 accrual in the December 2018 period related to contractually agreed severance payments to our former CEO and former president with no comparable expense in the December 2019 period.

The $23,000 increase in our professional fees in 2019 was primarily due to a $101,000 increase in our legal fees and a $27,000 increase in our accounting fees, which were partially offset by a $104,000 decrease in scientific consulting expenses. The increase in legal and accounting fees related to increased activity in our registration statement filings and in intellectual property actions, among other matters.

The $58,000 increase in general and administrative expenses in 2019 was primarily due to the combination of a $29,000 increase in our clinical trial expenses and an $18,000 increase in licenses and permitting costs.

Other income (expense) during the three months ended December 31, 2019 consisted of interest expense and a gain on share for warrant exchanges and during the three months ended December 31, 2018, consisted of interest expense only. Other income for the three months ended December 31, 2019 was approximately $55,000, in comparison with other expense of approximately $55,000 for the three months ended December 31, 2018.

As a result of the changes in revenues and expenses noted above, our net loss decreased from approximately $2,019,000 in the three month period ended December 31, 2018 to $821,000 in the three month period ended December 31, 2019.

At December 31, 2019, the Company had a cash balance of approximately $4.1 million.

Subsequent to December 31, 2019, the Company conducted a registered direct offering of an aggregate of 1,885,378 shares of common stock at a purchase price per share of $2.00, for aggregate gross proceeds of approximately $3.77 million, before deducting fees payable to the investment bank and other estimated offering expenses payable by us. In a concurrent private placement, the Company also entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to sell and issue to the purchasers warrants to purchase up to an aggregate of 942,689 shares of our common stock at an exercise price of $2.75 per share. The warrants carry a term of five and one-half years.

Also subsequent to December 31, 2019, investors that participated in the December 2019 Public Offering exercised outstanding warrants to purchase an aggregate of 2,591,167 shares of our common stock for aggregate cash proceeds to the Company of approximately $3.89 million before expenses.

On February 7, 2020, the Securities and Exchange Commission (SEC) issued an Order of Suspension of Trading (the “SEC Order”), temporarily suspending trading in Aethlon Medical, Inc. (“Aethlon” or the “Company”) stock for a period of ten days. The SEC Order stated that the suspension was due to concerns regarding the accuracy and adequacy of information in the marketplace that appeared to be disseminated by third party promotors and recent and unusual market activity since at least January 22, 2020.

Aethlon is aware that certain third party promoters may have made claims about the potential efficacy of its products with respect to coronavirus. The Company neither solicited, had advance knowledge of, nor played any role in the preparation of such reports.

We are unable to predict the outcome of the SEC Order or any other actions the SEC may take in connection therewith. The Company intends to cooperate fully with the SEC in this matter.

The unaudited condensed consolidated balance sheet for December 31, 2019 and the unaudited condensed consolidated statements of operations for the three and nine months ended December 31, 2019 and 2018 follow at the end of this release.

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Conference Call

The Company will hold a conference call today, Monday, February 10, 2020 at 4:30 p.m. Eastern Time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-844-836-8741 and International callers should call 1-412-317-5442. All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through February 17, 2020. The replay can be accessed via Aethlon’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10139278.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical- stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

These tumor derived exosomes also seed the spread of metastases and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to successfully complete its planned studies with or its development of its Hemopurifier or that Exosome Sciences’ Inc.’s collaboration with Hoag Hospital Systems will be successful, the impact of the SEC Order and the resulting investigation, and other potential products and other risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

858-459-7800 extension 3300

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AETHLON MEDICAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet

	December 31, 2019	March 31, 2019
ASSETS
CURRENT ASSETS
Cash	$4,058,653	$3,828,074
Accounts receivable	206,729	–
Prepaid expenses and other current assets	40,351	210,042

TOTAL CURRENT ASSETS	4,305,733	4,038,116

Property and equipment, net	144,966	6,021
Right-of-use asset	159,838	–
Patents, net	59,795	66,668
Deposits	12,159	12,159

TOTAL NONCURRENT ASSETS	376,758	84,848

TOTAL ASSETS	$4,682,491	$4,122,964

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	327,408	131,931
Due to related parties	111,212	83,654
Convertible notes payable, net	–	962,301
Lease liability, current portion	96,712	–
Deferred revenue	100,000	–
Other current liabilities	175,282	646,000

TOTAL CURRENT LIABILITIES	810,614	1,823,886

NONCURRENT LIABILITIES
Lease liability, less current portion	67,695	–
TOTAL NONCURRENT LIABILITIES	67,695	–

TOTAL LIABILITIES	878,309	1,823,886

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 30,000,000 shares authorized; 4,779,614 and 1,266,979 issued and outstanding	4,781	1,267
Additional-paid in capital	114,172,714	108,076,275
Accumulated deficit	(110,243,475)	(105,652,433)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	3,934,020	2,425,109

Noncontrolling interests	(129,838)	(126,031)

TOTAL STOCKHOLDERS' EQUITY	3,804,182	2,299,078

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,682,491	$4,122,964

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three and nine month periods ended December 31, 2019 and 2018

	Three Months	Three Months	Nine Months	Nine Months
	Ended 12/31/19	Ended 12/31/18	Ended 12/31/19	Ended 12/31/18

Government contract revenue	$413,458	$–	$443,458	$149,625

OPERATING COSTS AND EXPENSES
Professional fees	609,933	587,192	1,979,848	1,449,218
Payroll and related	406,421	1,161,531	1,609,942	2,426,828
General and administrative	273,510	215,150	998,465	681,678
	1,289,864	1,963,873	4,588,255	4,557,724

OPERATING LOSS	(876,406)	(1,963,873)	(4,144,797)	(4,408,099)

OTHER (INCOME) EXPENSE
Loss on debt extinguishment	–	–	447,011	–
(Gain) loss on share for warrant exchanges	(55,593)	–	(51,190)	–
Interest and other debt expenses	126	55,107	54,232	165,317
	(55,467)	55,107	450,053	165,317

NET LOSS	$(820,939)	$(2,018,980)	$(4,594,850)	$(4,573,416)

Loss attributable to noncontrolling interests	(1,358)	(5,940)	(3,808)	(20,803)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	$(819,581)	$(2,013,040)	$(4,591,042)	$(4,552,613)

Basic and diluted net loss available to
common stockholders per share	$(0.28)	$(1.67)	$(2.52)	$(3.82)

Weighted average number of common
shares outstanding	2,887,883	1,203,344	1,821,557	1,191,012

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